EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-80230, No. 333-32569, No. 333-57565, No. 333-99185, No. 333-62570, No. 333-174154, No. 333-225001, and in Post-Effective Amendments No. 1 to Registration Statements No. 333-99185, No. 333-62570, and No. 333-174154 all on Forms S-8 and in Registration Statements No. 333-25637, No. 333-103119, No. 333-126046, No. 333-135195, No. 333-159372, No. 333-177864, No. 333-197939, No. 333-217996, Amendment No. 1 to Registration Statement No. 33-84536, Amendment No. 4 to Registration Statement No. 333-70295, Amendment No. 1 to Registration Statement No. 333-92959, and Amendment No. 1 to Registration Statement No. 333-123612 all on Forms S-3 of our reports dated February 15, 2019, relating to the consolidated financial statements of Camden Property Trust and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 15, 2019